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                          DELAWARE GROUP EQUITY FUNDS V
                               ADOPTION AGREEMENT
                      (Relating to Distribution Agreements)
--------------------------------------------------------------------------------

         This Adoption Agreement (the "Agreement") made as of November 23, 1999 by and between Delaware Group Equity Funds V, a Delaware Business Trust (the "Trust"), on behalf of each of its series (each, a "Series"), and Delaware Distributors, L.P. ("DDLP"), a Delaware limited partnership.

                                    RECITALS:

         WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended; and

         WHEREAS, the Trust is the successor to Delaware Group Equity Funds V, Inc. (the "Predecessor Corporation") and, on behalf of each Series, intends to adopt the Distribution Agreement applicable to the corresponding series (the "Predecessor Series") of the Predecessor Corporation.

         WHEREAS, the Distribution Agreements in effect between the Predecessor Corporation, on behalf of the Predecessor Series, and DDLP are set forth in Schedule A to this Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

1. Each Distribution Agreement previously in effect between the Predecessor Corporation, on behalf of a Predecessor Series, and DDLP is hereby adopted in its entirety by the Trust on behalf of the corresponding Series, except that all references to the Predecessor Corporation shall be replaced with references to the Trust and all references to the Predecessor Series shall be replaced with references to the corresponding Series.







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2.       Each Distribution Agreement shall continue in full force and effect as set forth therein for the remainder of its term.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                                            DELAWARE GROUP EQUITY FUNDS V


                                            By: /s/ David K. Downes
                                                -------------------------------
                                            Name:    David K. Downes
                                            Title:   President


                                            DELAWARE DISTRIBUTORS, L.P.

                                            By: Delaware Distributors, Inc., its
                                                 General Partner


                                            By: /s/ J. Chris Meyer
                                                -------------------------------
                                            Name:  J. Chris Meyer
                                            Title: Senior Vice President













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                          DELAWARE GROUP EQUITY FUNDS V
                               ADOPTION AGREEMENT
                      (Relating to Distribution Agreements)
--------------------------------------------------------------------------------

                                   SCHEDULE A


A. Distribution Agreement dated as of 4/3/95 between Delaware Group Equity Funds V, Inc. ("Equity V"), on behalf of Small Cap Value Fund, and Delaware Distributors, L.P. ("DDLP")

B.       Amendment No. 1 to Distribution Agreement dated 11/29/1995.

C. Distribution Agreement dated as of 11/29/96 between Equity V, on behalf of Retirement Income Fund, and DDLP

D. Distribution Agreement dated as of 12/24/98 between Equity V, on behalf of Mid-Cap Value Fund, and DDLP

E. Distribution Agreement dated as of 12/24/98 between Equity V, on behalf of Small Cap Contrarian Fund, and DDLP



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